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Exhibit 99.1

NTL Incorporated announces expiration of exchange offer of senior notes

        New York, New York (May 26, 2005)—NTL Incorporated (NASDAQ: NTLI) announced today the expiration of its offer to exchange the outstanding senior notes of NTL Cable PLC, its indirect, wholly owned subsidiary, for notes which have been registered under the Securities Act of 1933, as amended.

        The senior notes are comprised of a £375 million aggregate principal amount tranche bearing interest at 9.75% due 2014, a $425 million aggregate principal amount tranche bearing interest at 8.75% due 2014, a €225 million aggregate principal amount tranche bearing interest at 8.75% due 2014, and a $100 million aggregate principal amount floating rate tranche due 2012, bearing interest of 3-month LIBOR plus 5.00%.

        The exchange offer expired at 5:00 p.m., New York City time, on May 25, 2005. As of that time, approximately £373 million aggregate principal amount of the outstanding sterling tranche bearing interest at 9.75% due 2014, approximately $425 million aggregate principal amount of the outstanding dollar tranche bearing interest at 8.75% due 2014, approximately €208 million aggregate principal amount of the outstanding euro tranche bearing interest at 8.75% due 2014, and $100 million aggregate principal amount of the floating rate tranche due 2012 had been tendered in the exchange offer.

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For more information contact:

Investor Relations:
Patti Leahy: +1 610 667 5554/patricia.leahy@ntl.com
Investor Relations office: +44 (0) 207 967 3347/karen.bullot2@ntl.com ntl Media:
Justine Smith: +44 (0) 1256 752 669/justine.smith@ntl.com

Buchanan Communications:
Richard Oldworth or Jeremy Garcia: +44 (0) 207 466 5000

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  Exhibit 99.1